Exhibit 99.1

Y-mAbs Names Michael Rossi as President and Chief Executive Officer and Director

New York, NY, October 18, 2023 (GLOBE NEWSWIRE) – Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq: YMAB) a commercial-stage biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, announced today that its Board of Directors has appointed Michael Rossi as President and Chief Executive Officer (“CEO”) and a member of the Board of Directors with an expected start date of November 6, 2023. Mr. Rossi brings more than 30 years of experience in the radiopharmaceutical industry, including building out and leading the U.S. Business for Advanced Accellerators Applications (“AAA”) a Novartis company, led the growth of Jubilant Radiopharm into a vertically integrated radiopharmaceutical leader, and spent after over a decade at GE Healthcare and more recently as President, Medical Group at Mirion Technologies, Inc. In connection with Mr. Rossi’s appointment, Thomas Gad, who founded Y-mAbs in 2015 and has served as President and Head of Business Development and Strategy (since 2015) and Interim CEO (since 2022) of the Company, will cease serving in those offices and assume the roles of Vice Chairman of the board of directors and Chief Business Officer of the Company, in each case effective as of Mr. Rossi’s start date.

“Michael Rossi shares Y-mAbs’ belief that our future is bright as we continue to commericalize DANYELZA (naxitamab-gqgk) and build world-class capabilities working to develop and commercialize new innovative treatments that improve the lives of patients with cancer. Michael’s demonstrated ability to build and scale global radiotherapeutic businesses, his experience in large multi-faceted organizations, combined with deep radiotherapeutic knowledge, provide the strategic and operational expertise needed to lead Y-mAbs to the next level,” said Jim Healy, M.D., Ph.D., Chairman of the Board. “We are extremely grateful for Thomas’s successful leadership and dedication as interim CEO. We look forward to Thomas’s continued leadership in his new role as Vice Chairman of the board of directors and Chief Business Officer of Y-mAbs.”

Mr. Rossi said, “I have long admired Y-mAbs as a leader in the development of transformative cancer therapies. Y-mAbs is a pioneer in pretargeted radioimmunotherapy with its SADA Technology and a diverse pipeline of promising SADA programs, and a science-driven, patient-first culture. I am honored to become President and CEO and work with the experienced team to further deliver on Y-mAb’s mission to make a meaningful difference so that people who have been diagnosed with cancer can live better lives.”

“After our successful re-organization was implemented and completed back in the first quarter of 2023, I am excited to welcome Michael to the Y-mAbs team and look forward to working closely with him as we continue to expand the commercial footprint of DANYELZA as well as bringing forward our novel SADA constructs for cancer patients, with a continued focus on pediatric patients as well,” said Thomas Gad.

About Michael Rossi

Michael Rossi has more than 30 years of radiopharmaceutical, drug development, commercialization and people leadership experience on a global scale, most recently as President, Medical Group at Mirion Technologies, Inc. (“Mirion”). Before Mirion, Michael served as the Head of Radioligand Imaging for AAA, a Novartis Company. Michael also spent five years at Jubilant Pharma where he served in several different roles including President of Jubilant Radiopharma, and brings experience from GE Healthcare, Tyco Healthcare/Mallinckrodt and Syncor International. Michael earned a Bachelor of Science in Pharmacy from the University of the Sciences and holds an Authorized Nuclear Pharmacist Certification from Butler University. He has served on several boards of directors and remains a Licensed Pharmacist in the state of Pennsylvania.

About DANYELZA® (naxitamab-gqgk)

DANYELZA® (naxitamab-gqgk) is indicated, in combination with granulocyte-macrophage colony-stimulating factor (“GM-CSF”), for the treatment of pediatric patients 1 year of age and older and adult patients with relapsed or refractory high-risk neuroblastoma in the bone or bone marrow who have demonstrated a partial response, minor response, or stable disease to prior therapy. This indication was approved in the United States by the FDA under accelerated approval based on overall response rate and duration of response. Continued approval for this indication is contingent upon verification and description of clinical benefits in a confirmatory trial. DANYELZA® includes a Boxed Warning for serious infusion-related reactions, such as cardiac arrest and anaphylaxis, and neurotoxicity, such as severe neuropathic pain and transverse myelitis. See full Prescribing Information (https://labeling.ymabs.com/danyelza) for complete Boxed Warning and other important safety information.

About Y-mAbs

Y-mAbs is a commercial-stage biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic cancer products. In addition to conventional antibodies, the Company’s technologies include bispecific antibodies generated using the Y-BiClone platform and the SADA platform. The Company’s broad and advanced product pipeline includes one FDA-approved product, DANYELZA (naxitamab-gqgk), which targets tumors that express GD2, and one product candidate, omburtamab, which targets tumors that express B7-H3.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, statements about the Company’s management and business model, including the Company’s plans and strategies, development, commercialization and product distribution plans, including the Company’s ability to build world-class capabilities and develop and commercialize new innovative treatments that improve the lives of patients with cancer; expectations with respect to the Company’s products and product candidates, including the potential of DANYELZA and product candidates based on the SADA technology and the potential benefits thereof, including with respect to expansion of the commercial footprint of DANYELZA as well as bringing forward novel SADA constructs for cancer patients; and other statements that are not historical facts. Words such as ‘‘anticipate,’’ ‘‘believe,’’ “contemplate,” ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ “hope,” ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘should,’’ ‘‘target,’’ “will”, ‘‘would’’, “guidance,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company’s product candidates and related technologies are novel approaches to cancer treatment that present significant challenges. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including but not limited to: risks associated with the Company’s financial condition and need for additional capital; the risks that actual results of the Company’s restructuring plan and revised business plan will not be as expected; risks associated with the Company’s development work; cost and success of the Company’s product development activities and clinical trials; the risks of delay in the timing of the Company’s regulatory submissions or failure to receive approval of the Company’s drug candidates; the risks related to commercializing any approved pharmaceutical product including the rate and degree of market acceptance of the Company’s product candidates; development of the Company’s sales and marketing capabilities and risks associated with failure to obtain sufficient reimbursement for the Company’s products; the risks related to the Company’s dependence on third parties including for conduct of clinical testing and product manufacture; the Company’s inability to enter into partnerships; the risks related to government regulation; risks related to market approval, risks associated with protection of the Company’s intellectual property rights; risks related to employee matters and managing growth; risks related to the Company’s common stock, risks associated with macroeconomic conditions, including the conflict between Russia and Ukraine and sanctions related thereto, inflation, increased interest rates, uncertain global credit and capital markets and disruptions in banking systems; and other risks and uncertainties affecting the Company including those described in the "Risk Factors" section included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and future filings and reports by the Company. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

DANYELZA®, OMBLASTYS® and Y-mAbs® are registered trademarks of Y-mAbs Therapeutics, Inc.

Contact:

Courtney Dugan

VP, Head of Investor Relations

E: cdu@ymabs.com

Y-mAbs Therapeutics, Inc.

230 Park Avenue, Suite 3350

New York, NY 10169

USA